Exhibit 99.1

Norm Pokutylowicz

Board of Directors

Turner Valley Oil & Gas

1600 West Loop South, Suite 600

Houston, Texas 77027

turnerventuregroupinc@gmail.com

turnervalleyoilandgas@gmail.com

Re: Resignation from Turner Valley Oil & Gas

Dear Board of Directors,

Please accept this letter as notice of my resignation from my position as Chief Executive Officer from Turner Valley Oil & Gas. My last day of employment will be Monday, June 1, 2020.

As per the most recent statement dated May 31, 2020 for my services, the outstanding account balance is currently at $60,000 and 11,686,760 shares, all as calculated from my employment contract that was mutually executed in May 2019 (see attached).

Sincerely,

/s/ Norm Pokutylowicz

Norm Pokutylowicz

Norm Pokutylowicz				Statement

			Date:	May 31, 2020
			Statement #	20-05
			Customer ID:	TVOG
			Page 1 of 1

Bill To:			Account Summary
Accounts Payable			Previous Balance		$110,000.00
Turner Valley Oil & Gas Inc			Credits		$-
1600 West Loop South, Suite 600			New Charges		$10,000.00
Houston TX 77027			Total Balance Due		$120,000.00
			Payment Due Date		6/1/2020

Date	Invoice #	Description	Charges	Credits	Line Total
6/1/2019 - 4/30/2020		Previous Balance (Forwarded)			$110,000.00
5/31/2020		New Monthly Contractor Services Charges for TVOG	$10,000.00		$120,000.00

		As per contractor agreement, payment is as follows
6/1/2019 - 5/31/2020	cash	$ 60,000.00
6/1/2019 - 5/31/2020	shares	11,686,760	(Monthly shares calc'd using closing monthly stock price)

				Account Current Balance	$120,000.00

Your account balance is 120000 Please make your payment to cover the balance by the due date.

Make all checks payable & shares transferred to Norm Pokutylowicz

Thank you for your business!

Should you have any enquiries concerning this statement, please contact me

Turner Valley Oil & Gas, Inc.

Office: 1600 West Loop South, Suite 600, Houston, TX 77027

Phone: 1-716-588-9453

Email: steve@tvoginc.com

Norm Pokutylowicz

Address:

Phone:

Email:

Turner Valley Oil and Gas, Inc. – Norm Pokutylowicz - Contractor Agreement

1.	Engagement
1.1.	Norm Pokutylowicz (“Contractor”) is hereby engaged to work as an independent contractor for the purpose of investor relations consulting for Turner Valley Oil and Gas, Inc. (“Client”).
1.2.	It is intended that Contractor provide the following services to Client:
1.2.1.	To be appointed and act as CEO.
1.2.2.	To assist with Client’s operations, acquisition evaluation and closings, expanding business plan and materials.
1.2.3.	It is understood that Contractor will perform all services as an independent contractor of Client.
1.2.4.	The Contractor is expected to work full-time or additionally as required in order to perform the duties outlined here-in.
1.2.5.	Contractor shall not be competent to bind Client to any agreement with a third party or make representations to that effect to any third party without advanced written permission from Client.

2.	Compensation
2.1.	As consideration for Contractor’s services, Client will pay as follows:
2.1.1.	$10,000.00 per month payable as $5,000.00 cash payable $2,500 monthly and $2,500 accrued as account payable and $5,000.00 in common restricted shares.
2.1.2.	Shares shall be calculated based on price per share at the end of the month.
2.1.3.	During initial phase, cash will be payable the first of every month starting July 1st 2019, and pro-rata payments for days worked between when this agreement is executed and June 1st, 2019. made payable to: Norm Pokutylowicz
2.1.4.	Norm Pokutylowicz - Employer Identification Number:
2.2.	It is understood that the full amount of compensation issued to Contractor is independent contractor income, and shall be reported as such to the Internal Revenue Service.
2.3.	Client will facilitate the removal of restrictions on stock assigned to Contractor at Client’s expense as soon as the event would be legal and meets regulatory requirements of governing bodies.

Turner Valley Oil & Gas, Inc. - Norm Pokutylowicz

Contractor Agreement - 05-21-19

1600 West Loop South, Suite 600, Houston, TX 77027

1

3.	Confidential Information
3.1.	Definition. As used herein, Confidential information shall mean any information and data of a confidential or proprietary nature which is disclosed by Client to Contractor, including but not limited to, information with respect to financial information pertaining to the business of Client or its clients, know-how, customer contacts or lists, business process, strategy and marketing of services, products, other technology relating to computer networking, data communications, voice communications and, computing services and financial information related to capital structures, financial statements or any relative information to the business of Client which may be disclosed pursuant to this Agreement.
3.2.	Client may furnish Contractor with public company information which, if not already in the public domain, should be considered privileged insider information. This information that has not already been made public, may not be divulged by Contractor.
3.3.	Client and Contractor will promptly notify the other if it learns of any material misstatements in, or material omissions from, any information previously delivered to Contractor.
3.4.	Additionally, Contractor recognizes that all information about the day-to-day operations of Client, potential business deals, and general business models are to be held in strict confidence. No press release, statements to shareholders, or investment prospectuses shall be issued by Contractor without approval from the Client.
3.5.	Contractor shall maintain confidentiality of all Confidential Information disclosed by Client until two (2) years after this Agreement is terminated.

4.	Effective Date
4.1.	The Effective Date of this Agreement shall be the date stated above the signatures below and shall remain effective until terminated by either party with 30 days advance written notice.

5.	Expenses
5.1.	Client shall reimburse Contractor for expenses pre-approved in writing, incurred in the performance of work pursuant to this Agreement.

6.	Marketing
6.1.	Contractor may not publicly cite work done for Client under this Agreement for marketing purposes unless approved by the Chief Executive Officer.

7.	Notification
7.1.	Any Notice to be given in connection with this Agreement shall be effective upon receipt, shall be made in writing and shall be sufficiently given if personally delivered or if sent by courier or other express mail service, postage prepaid, addressed to the party entitled or required to receive such Notice at the address for each party as follows:
7.1.1.	To: Norm Pokutylowicz
7.1.1.1.	Address:
7.1.1.2.	Email:
7.1.2.	To: Turner Valley Oil and Gas, Inc. Attention: Steve Helm
7.1.2.1.	Address: 1600 West Loop South, Suite 600, Houston, TX 77027
7.1.2.2.	Email: steve@tvoginc.com

Turner Valley Oil & Gas, Inc. - Norm Pokutylowicz

Contractor Agreement - 05-21-19

1600 West Loop South, Suite 600, Houston, TX 77027

2

8.	Miscellaneous
8.1.	This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, however, is intended to confer or does confer on any person or entity, other than the parties hereto and their respective successors and permitted assigns any rights not specifically set for in this Agreement.
8.2.	The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect pursuant to the terms hereof.
8.3.	The failure of one party to require performance at any time thereafter shall not constitute a waiver of any breach or default of this Agreement or constitute a waiver of any subsequent breach or default or a waiver of the provision itself.
8.4.	This Agreement incorporates the entire understanding of the parties regarding the subject matter hereof, and supersedes all previous agreements or understanding regarding the same, whether written or oral.
8.5.	Client shall indemnify and hold Contractor harmless against any losses, claims, damages, expenses or liabilities to which Contractor may become subject in connection with the services contemplated herein and shall reimburse Contractor for any legal or other expenses incurred in connection with investigating, settling or defending any action or claim in connection therewith; provided however, that Client shall not be liable in any such case to the extent that any such loss, claim, damage or liability is found in a final judgment of a court of competent jurisdiction to have resulted from a breach of Contractor obligations to Client in connection with the performance by Contractor of the services pursuant hereto or from Contractor’s gross negligence or willful misfeasance in performing such services. This indemnity agreement shall remain operative and in full force and effect regardless of any termination of this agreement or any investigation made by or on behalf of any of the parties, and shall survive the delivery and payment for a period of three years.
8.6.	This Agreement may not be amended, and no portion hereof may be waived, except in a writing duly executed by both parties.
8.7.	This Agreement shall be governed by the laws of the State of Texas without regard to such State’s rules concerning conflict of laws, and both parties agree that Texas shall be the forum in which any dispute under this contract is governed.
8.8.	The losing party in the event of litigation agrees to pay all arbitration and court costs, reasonable attorney’s fees, and legal interest on any award or judgment in favor of the winning party.

Turner Valley Oil & Gas, Inc. - Norm Pokutylowicz

Contractor Agreement - 05-21-19

1600 West Loop South, Suite 600, Houston, TX 77027

3

Accepted and agreed to as of May 21, 2019.

Norm Pokutylowicz

By: /s/ Norm Pokutylowicz

      Norm Pokutylowicz

Date: May 21, 2019

Steve Helm, CEO

Turner Valley Oil and Gas, Inc.

By: /s/ Steve Helm

       Steve Helm

Date: May 21, 2019

Turner Valley Oil & Gas, Inc. - Norm Pokutylowicz

Contractor Agreement - 05-21-19

1600 West Loop South, Suite 600, Houston, TX 77027

4